Exhibit 99.1

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2018 Third Quarter Results
Reports Record Revenue and Diluted EPS

WESTFORD, Mass. - October 29, 2018 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended September 29, 2018.

Third Quarter 2018 Highlights

•	Revenue increased 8% to a record $166 million

•	GAAP diluted EPS increased 40% to a record $1.64

•	Adjusted diluted EPS increased 3% to a record $1.53

•	Net income increased 41% to $19 million

•	Adjusted EBITDA increased 11% to a record $34 million and represented 20% of revenue

•	Gross margin was 44.1%

•	Bookings increased 22% to $165 million

•	Backlog was $192 million

•	Cash flow from operations was $17 million

Note: Adjusted diluted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“The record-setting pace we set in the first half of 2018 continued into the third quarter,” said Jonathan Painter, president and chief executive officer. “Strong internal growth and excellent execution led to record revenue and diluted EPS. Capacity build-outs at mills in Asia and strong demand in North America, particularly for our Fluid-Handling and Stock-Preparation product lines, led this growth. Our bookings increased 22 percent due almost entirely to internal growth, contributing to our near-record backlog of $192 million at the end of the third quarter. Our operating units executed extremely well this quarter resulting in record adjusted EBITDA, representing 20 percent of revenue.”

Third Quarter 2018 Results
Revenue increased eight percent to a record $165.7 million compared to the third quarter of 2017, including $0.9 million from an acquisition and a $3.8 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of the acquisition and foreign currency translation, revenue increased 10 percent compared to the third quarter of 2017. Gross margin was 44.1 percent. Net income increased 41 percent to $18.8 million, or $1.64 per diluted share, compared to $13.3 million, or $1.17 per diluted share, in the third quarter of 2017. Adjusted diluted EPS increased three percent to $1.53 compared to $1.49 in the third quarter of 2017. Adjusted diluted EPS excludes a $0.14 discrete tax benefit and $0.03 of restructuring costs in the third quarter of 2018 and $0.32 of acquisition-related costs in the third quarter of 2017.

Adjusted EBITDA increased 11 percent to a record $33.5 million compared to $30.1 million in the third quarter of 2017. Adjusted EBITDA excludes $0.4 million of restructuring costs in the third quarter of 2018 and $4.9 million of acquisition-related costs in the third quarter of 2017. Cash flows from operations increased 144 percent to $17.0 million compared to $7.0 million in the third quarter of 2017. Bookings increased 22 percent to $165.0 million compared to $135.5 million in the third quarter of 2017, including $1.2 million from an acquisition and a $3.8 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of the acquisition and foreign currency translation, bookings increased 24 percent compared to the third quarter of 2017.

Summary and Outlook
“Our strong performance in the first three quarters of 2018 has positioned us for another record year of financial performance,” Mr. Painter continued. “However, the timing of capital bookings and shipments as well as some modest currency headwinds have caused us to revise our previous guidance.

“For 2018, we now expect to report full year revenue of $628 to $632 million, revised from our previous guidance of $630 to $638 million. We expect to achieve GAAP diluted EPS of $4.93 to $4.98 in 2018, revised from our previous guidance of $4.89 to $4.99. The revised 2018 guidance includes a pre-tax curtailment loss of $1.4 million, or $0.09 per diluted share, related to the termination of defined benefit plans at one of our U.S. operations. The revised 2018 guidance also includes pre-tax restructuring costs of $1.7 million, or $0.11 per diluted share, pre-tax amortization expense associated with acquired backlog of $0.3 million, or $0.02 per diluted share, and a discrete tax benefit of $1.7 million, or $0.15 per diluted share. Excluding these items, we expect adjusted diluted EPS of $5.00 to $5.05 for 2018, revised from our previous guidance of $5.00 to $5.10.

“For the fourth quarter of 2018, we expect GAAP diluted EPS of $1.24 to $1.29 on revenue of $158 to $162 million. The fourth quarter guidance includes the pre-tax curtailment loss of $1.4 million, or $0.09 per diluted share. Excluding the curtailment loss, we expect adjusted diluted EPS of $1.33 to $1.38 in the fourth quarter of 2018.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Tuesday, October 30, 2018, at 11:00 a.m. eastern time to discuss its third quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 8097465. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until November 30, 2018.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, and adjusted EBITDA margin.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $0.9 million and $64.6 million from acquisitions in the third quarter and first nine months of 2018, respectively. Revenue also included $3.8 million of unfavorable and $7.6 million of favorable foreign currency translation effect in the third quarter and first nine months of 2018, respectively. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, amortization expense related to acquired backlog and profit in inventory and a discrete tax benefit. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Third Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax restructuring costs of $0.4 million in 2018.

•	Pre-tax acquisition costs of $0.6 million in 2017.

•	Pre-tax expense related to acquired profit in inventory and backlog of $4.3 million in 2017.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2018.

•	A discrete tax benefit of $1.5 million in 2018 related to the reversal of tax reserves associated with uncertain tax positions covering multiple tax years.

•	After-tax acquisition costs of $0.4 million ($0.6 million net of tax of $0.2 million) in 2017.

•	After-tax expense related to acquired profit in inventory and backlog of $3.2 million ($4.3 million net of tax of $1.1 million) in 2017.

First Nine Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax restructuring costs of $1.7 million in 2018.

•	Pre-tax expense related to acquired backlog of $0.3 million in 2018.

•	Pre-tax acquisition costs of $5.0 million in 2017.

•	Pre-tax expense related to acquired profit in inventory and backlog of $4.3 million in 2017.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $1.3 million ($1.7 million net of tax of $0.4 million) in 2018.

•	After-tax expense related to acquired backlog of $0.2 million ($0.3 million net of tax of $0.1 million) in 2018.

•	A discrete tax benefit of $1.7 million in 2018.

•	After-tax acquisition costs of $4.3 million ($5.0 million net of tax of $0.7 million) in 2017.

•	After-tax expense related to acquired profit in inventory and backlog of $3.2 million ($4.3 million net of tax of $1.1 million) in 2017.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income (a)	Sept. 29, 2018	Sept. 30, 2017	Sept. 29, 2018	Sept. 30, 2017

Revenues	$165,745	$152,794	$469,851	$365,893
Costs and Operating Expenses:
Cost of revenues	92,652	88,139	262,515	199,369
Selling, general, and administrative expenses	42,888	42,346	133,796	115,936
Research and development expenses	2,452	2,635	8,049	7,004
Restructuring costs	378	—	1,717	—
	138,370	133,120	406,077	322,309
Operating Income	27,375	19,674	63,774	43,584
Interest Income	30	94	335	300
Interest Expense	(1,738)	(1,282)	(5,320)	(2,022)
Other Expense, Net	(245)	(216)	(736)	(637)

Income Before Provision for Income Taxes	25,422	18,270	58,053	41,225
Provision for Income Taxes	6,443	4,860	15,575	10,550
Net Income	18,979	13,410	42,478	30,675
Net Income Attributable to Noncontrolling Interest	(195)	(125)	(487)	(343)
Net Income Attributable to Kadant	$18,784	$13,285	$41,991	$30,332

Earnings per Share Attributable to Kadant:
Basic	$1.69	$1.21	$3.79	$2.76
Diluted	$1.64	$1.17	$3.69	$2.69

Weighted Average Shares:
Basic	11,101	11,004	11,078	10,986
Diluted	11,421	11,344	11,388	11,282

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (b)	Sept. 29, 2018	Sept. 29, 2018	Sept. 30, 2017	Sept. 30, 2017

Net Income and Diluted EPS Attributable to Kadant, as Reported	$18,784	$1.64	$13,285	$1.17
Adjustments for the Following:
Restructuring Costs, Net of Tax	287	0.03	—	—
Acquisition Costs, Net of Tax	—	—	441	0.04
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	—	—	3,191	0.28
Discrete Tax Items	(1,542)	(0.14)	—	—
Adjusted Net Income and Adjusted Diluted EPS	$17,529	$1.53	$16,917	$1.49

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	Nine Months Ended		Nine Months Ended
	Sept. 29, 2018	Sept. 29, 2018	Sept. 30, 2017	Sept. 30, 2017

Net Income and Diluted EPS Attributable to Kadant, as Reported	$41,991	$3.69	$30,332	$2.69
Adjustments for the Following:
Restructuring Costs, Net of Tax	1,308	0.11	—	—
Acquisition Costs, Net of Tax	—	—	4,274	0.38
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	189	0.02	3,191	0.28
Discrete Tax Items	(1,672)	(0.15)	—	—
Adjusted Net Income and Adjusted Diluted EPS	$41,816	$3.67	$37,797	$3.35

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Revenues by Product Line	Sept. 29, 2018	Sept. 30, 2017	Increase (Decrease)	and FX (b,c)
Stock-Preparation	$62,983	$52,065	$10,918	$11,603
Fluid-Handling	33,083	28,532	4,551	4,451
Doctoring, Cleaning, & Filtration	30,704	30,538	166	1,059
Papermaking Systems	126,770	111,135	15,635	17,113
Wood Processing Systems	37,042	39,714	(2,672)	(1,295)
Fiber-Based Products	1,933	1,945	(12)	(12)
	$165,745	$152,794	$12,951	$15,806

				Increase
				(Decrease)
				Excluding
	Nine Months Ended		Increase	Acquisitions
	Sept. 29, 2018	Sept. 30, 2017		and FX (b,c)
Stock-Preparation	$164,842	$139,396	$25,446	$19,732
Fluid-Handling	98,500	73,099	25,401	11,614
Doctoring, Cleaning, & Filtration	87,469	82,921	4,548	3,679
Papermaking Systems	350,811	295,416	55,395	35,025
Wood Processing Systems	109,335	61,050	48,285	(3,513)
Fiber-Based Products	9,705	9,427	278	278
	$469,851	$365,893	$103,958	$31,790

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Revenues by Geography (d)	Sept. 29, 2018	Sept. 30, 2017	Increase (Decrease)	and FX (b,c)
North America	$74,089	$68,369	$5,720	$5,867
Europe	44,912	46,475	(1,563)	(639)
Asia	32,887	25,215	7,672	8,359
Rest of World	13,857	12,735	1,122	2,219
	$165,745	$152,794	$12,951	$15,806

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				Increase
				(Decrease)
				Excluding
	Nine Months Ended		Increase	Acquisitions
	Sept. 29, 2018	Sept. 30, 2017		and FX (b,c)
North America	$227,080	$170,092	$56,988	$10,131
Europe	131,437	113,178	18,259	523
Asia	78,537	53,658	24,879	21,649
Rest of World	32,797	28,965	3,832	(513)
	$469,851	$365,893	$103,958	$31,790

				Increase
				Excluding
	Three Months Ended			Acquisitions
Bookings by Product Line	Sept. 29, 2018	Sept. 30, 2017	Increase	and FX (c)
Stock-Preparation	$69,341	$50,797	$18,544	$19,348
Fluid-Handling	29,671	28,426	1,245	732
Doctoring, Cleaning, & Filtration	27,788	27,656	132	967
Papermaking Systems	126,800	106,879	19,921	21,047
Wood Processing Systems	36,080	26,548	9,532	11,022
Fiber-Based Products	2,120	2,030	90	90
	$165,000	$135,457	$29,543	$32,159

				Increase
				(Decrease)
				Excluding
	Nine Months Ended		Increase	Acquisitions
	Sept. 29, 2018	Sept. 30, 2017		and FX (c)
Stock-Preparation	$187,073	$149,285	$37,788	$31,027
Fluid-Handling	107,363	79,752	27,611	11,581
Doctoring, Cleaning, & Filtration	86,603	86,354	249	(780)
Papermaking Systems	381,039	315,391	65,648	41,828
Wood Processing Systems	133,213	50,172	83,041	18,489
Fiber-Based Products	9,088	8,999	89	89
	$523,340	$374,562	$148,778	$60,406

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	Three Months Ended		Nine Months Ended
Business Segment Information (a)	Sept. 29, 2018	Sept. 30, 2017	Sept. 29, 2018	Sept. 30, 2017
Gross Margin:
Papermaking Systems	44.6%	45.6%	45.1%	47.1%
Wood Processing Systems	42.6%	33.5%	40.4%	37.1%
Fiber-Based Products	36.6%	35.7%	50.1%	50.1%
	44.1%	42.3%	44.1%	45.5%

Operating Income:
Papermaking Systems	$25,919	$21,684	$61,402	$53,247
Wood Processing Systems	8,704	4,418	21,380	6,511
Corporate and Other	(7,248)	(6,428)	(19,008)	(16,174)
	$27,375	$19,674	$63,774	$43,584

Adjusted Operating Income (b, e):
Papermaking Systems	$26,297	$21,962	$63,119	$53,840
Wood Processing Systems	8,704	9,043	21,632	15,238
Corporate and Other	(7,248)	(6,428)	(19,008)	(16,174)
	$27,753	$24,577	$65,743	$52,904

Capital Expenditures:
Papermaking Systems	$1,348	$3,790	$9,837	$6,567
Wood Processing Systems	1,026	1,358	2,586	1,649
Corporate and Other	232	135	394	502
	$2,606	$5,283	$12,817	$8,718

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	Sept. 29, 2018	Sept. 30, 2017	Sept. 29, 2018	Sept. 30, 2017
Cash Provided by Operations	$16,979	$6,952	$52,550	$32,328
Depreciation and Amortization Expense	5,796	6,525	17,739	13,056

Balance Sheet Data			Sept. 29, 2018	Dec. 30, 2017
Assets
Cash, Cash Equivalents, and Restricted Cash			$58,059	$76,846
Accounts Receivable, net			96,326	89,624
Inventories			91,736	84,933
Unbilled Revenues			8,315	2,374
Property, Plant and Equipment, net			79,458	79,723
Intangible Assets			119,246	133,036
Goodwill			262,081	268,001
Other Assets			26,541	26,557
			$741,762	$761,094
Liabilities and Stockholders' Equity
Accounts Payable			$34,761	$35,461
Debt Obligations			189,052	237,011
Capital Lease Obligations			4,563	5,069
Other Liabilities			154,947	151,049
Total Liabilities			383,323	428,590
Stockholders' Equity			358,439	332,504
			$741,762	$761,094

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Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Nine Months Ended
Reconciliation (a, b)	Sept. 29, 2018	Sept. 30, 2017	Sept. 29, 2018	Sept. 30, 2017
Consolidated
Net Income Attributable to Kadant	$18,784	$13,285	$41,991	$30,332
Net Income Attributable to Noncontrolling Interest	195	125	487	343
Provision for Income Taxes	6,443	4,860	15,575	10,550
Interest Expense, Net	1,708	1,188	4,985	1,722
Other Expense, Net	245	216	736	637
Operating Income	27,375	19,674	63,774	43,584
Restructuring Costs	378	—	1,717	—
Acquisition Costs	—	585	—	5,002
Acquired Backlog Amortization (f)	—	958	252	958
Acquired Profit in Inventory (g)	—	3,360	—	3,360
Adjusted Operating Income (b)	27,753	24,577	65,743	52,904
Depreciation and Amortization	5,796	5,567	17,487	12,098
Adjusted EBITDA (b)	$33,549	$30,144	$83,230	$65,002

Adjusted EBITDA Margin (b, h)	20.2%	19.7%	17.7%	17.8%

Papermaking Systems
Operating Income	$25,919	$21,684	$61,402	$53,247
Restructuring costs	378	—	1,717	—
Acquisition Costs	—	172	—	487
Acquired Profit in Inventory (g)	—	106	—	106
Adjusted Operating Income (b)	26,297	21,962	63,119	53,840
Depreciation and Amortization	3,132	2,894	9,407	8,105
Adjusted EBITDA (b)	$29,429	$24,856	$72,526	$61,945

Wood Processing Systems
Operating Income	$8,704	$4,418	$21,380	$6,511
Acquisition Costs	—	413	—	4,515
Acquired Backlog Amortization (f)	—	958	252	958
Acquired Profit in Inventory (g)	—	3,254	—	3,254
Adjusted Operating Income (b)	8,704	9,043	21,632	15,238
Depreciation and Amortization	2,505	2,527	7,585	3,547
Adjusted EBITDA (b)	$11,209	$11,570	$29,217	$18,785

Corporate and Other
Operating Loss	$(7,248)	$(6,428)	$(19,008)	$(16,174)
Depreciation and Amortization	159	146	495	446
EBITDA (b)	$(7,089)	$(6,282)	$(18,513)	$(15,728)

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(a)	Prior period amounts have been restated to conform to the current period presentation as a result of the adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2017-07.

(b)	Represents a non-GAAP financial measure.

(c)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	Geographic revenues are attributed to regions based on customer location.

(e)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(f)	Represents intangible amortization expense associated with acquired backlog.

(g)	Represents expense within cost of revenues associated with acquired profit in inventory.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,500 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent Kadant’s expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; the variability and uncertainties in sales of capital equipment in China; international sales and operations; the oriented strand board market and levels of residential construction activity; development and use of digital media; currency fluctuations; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security; changes in government regulations and policies and compliance with laws; our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our debt obligations; restrictions in our credit agreement; loss of key personnel; protection of patents and proprietary rights; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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